Exhibit 99.1

International Rectifier Withdraws Private Offering of Convertible Subordinated Notes

EL SEGUNDO, Calif. — June 8, 2006 — International Rectifier Corporation (NYSE: IRF) today announced that, due to adverse market conditions, the company has decided to withdraw its previously announced private offering of convertible subordinated notes.

Company contact: Steve Harrison, 310-252-7731

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